UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019 (May 2, 2019)

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Units B & C, 9/F, Block D Fuhua Tower 8 Chaoyangmen North Street Dongcheng District,

Beijing 100027 Peoples’ Republic of China

(address of principal executive offices) (zip code)

Tel: +86 (010) 5332 0602

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MOXC	Nasdaq Capital Market

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Moxian, Inc. (the “Registrant” or the “Company”) has reached an agreement with all three of its loan creditors regarding settlement of their loans to the Company which totaled $7,323,438 outstanding as of May 2, 2019. Under the agreements as of May 2, each of the loan creditors, Liu Shu Juan, Shenzhen Bayi Consulting Co. Ltd and Vertical Venture Capital Group Limited, all of which are unrelated parties, will write off 85% of the amounts due from the Company, and the Registrant will plan to issue a total of 720,000 new shares of common stock, par value $0.001, to those creditors as full and complete settlement of the outstanding loans. These new shares will be restricted securities and shall represent fewer than 6% of the total number of outstanding shares of the Registrant’s common stock. When the transactions are completed, the Company will report an improvement in the shareholders’ equity of $7,323,438 and the total liabilities of the Company will be reduced by the corresponding same amount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: May 6, 2019	By:	/s/ Hao Qing Hu
	Name:	Hao Qing Hu
	Title:	Chief Executive Officer